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                                                                   EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Electroglas, Inc. of our report dated January 27, 1998 (except for Note 12, as to which the date is February 13, 1998), included in the 1997 Annual Report to Stockholders of Electroglas, Inc.

Our audits also included the financial statement schedule of Electroglas, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 33-69668) pertaining to the 1993 Employee Stock Purchase Plan and 1993 Long-Term Stock Incentive Plan, the Registration Statement (Form S-8 No. 33-95052) pertaining to the 1993 Long-Term Stock Incentive Plan of Electroglas, Inc., the Registration Statement (Form S-8 No. 333-35023) pertaining to the 1997 Stock Incentive Plan and Stock Options Granted Pursuant to Agreements made between Electroglas, Inc. and Certain Employees of Knights Technology, Inc., the Registration Statement (Form S-8 No. 333-28327) pertaining to the Knights Technology, Inc. 1987 Stock Option Plan and Employment Agreement with each of Tom Sherby, Ken Huang, Mary Korn and Ankush Oberai, and the Registration Statement (Form S-4 No. 333-24587) of Electroglas, Inc. and in the related Prospectus of our report dated January 27, 1998 (except for Note 12, as to which the date is February 13, 1998), with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Electroglas, Inc.


                                     /s/ Ernst & Young LLP


San Jose, California
March 30, 1997


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